UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2015

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of AcelRx Pharmaceuticals, Inc. (the “Company”) was held on June 23, 2015. Proxies for the Annual Meeting were solicited by the Board of Directors of the Company (the “Board”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. There were 44,335,196 shares of common stock entitled to vote at the Annual Meeting. A total of 31,638,709 shares were represented at the Annual Meeting in person or by proxy. The final votes on the proposals presented at the Annual Meeting were as follows:

Proposal No. 1

Adrian Adams, Richard Afable, M.D. and Mark G. Edwards were elected as directors to hold office until the 2018 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Adrian Adams	17,173,612	157,632	14,307,465
Richard Afable, M.D.	17,201,291	129,953	14,307,465
Mark G. Edwards	16,091,025	1,240,219	14,307,465

In addition to the directors elected above, Stephen J. Hoffman, Ph.D., M.D. and Pamela P. Palmer, M.D., Ph.D. will continue to serve as directors until the 2016 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until their earlier death, resignation or removal. Howard B. Rosen and Mark Wan will continue to serve as directors until the 2017 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until their earlier death, resignation or removal.

Proposal No. 2

The selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015 was ratified by the following vote:

For	Against	Abstain
30,373,372	1,215,773	49,564

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2015	ACELRX PHARMACEUTICALS, INC.
	By:	/s/ Jane Wright-Mitchell
Jane Wright-Mitchell Chief Legal Officer